Exhibit 99.1

BOASSO AMERICA CORPORATION

FINANCIAL STATEMENTS

March 31, 2007

BOASSO AMERICA CORPORATION

CONTENTS

Page(s)
Independent Auditors’ Report	1

Financial Statements

Balance Sheet	2

Statement of Income	3

Statement of Cash Flows	4

Statement of Shareholders’ Equity	5

Notes to Financial Statements	6-17

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Boasso America Corporation

Chalmette, Louisiana

We have audited the accompanying balance sheet of Boasso America Corporation as of March 31, 2007, and the related statement of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boasso America Corporation as of March 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

July 31, 2007

/s/ Wegmann-Dazet & Company

BOASSO AMERICA CORPORATION

BALANCE SHEET

March 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$394,862
Accounts receivable	13,509,993
Other receivables	1,470,559
Inventory	1,280,019
Prepaid income taxes	1,407,835
Prepaid expenses	966,854
Deferred taxes	178,241

Total current assets	19,208,363

Cash surrender value of life insurance	164,996
Property and equipment, at cost less accumulated depreciation	5,970,265
Intangible assets, subject to amortization	70,819
Other noncurrent assets	80,895

Total assets	$25,495,338

LIABILITIES
Current liabilities
Short-term notes	$175,801
Accounts payable	3,389,533
Accrued expenses	4,018,123
Income taxes payable	61,587
Current portion of capital lease obligations	130,900
Current portion of long-term debt	347,100
Current portion of deferred compensation	9,060

Total current liabilities	8,132,104

Long-term debt, less current portion	1,422,320
Capital lease obligations, less current portion	465,388
Deferred compensation, less current portion	16,798
Due to shareholders	13,921
Deferred taxes	838,416

Total liabilities	10,888,947

Commitments and contingencies—Note 14

SHAREHOLDERS’ EQUITY

Common stock, no par value, 1,000 shares authorized and issued, 970 shares outstanding	30,835
Treasury stock, 30 shares at cost	(90,873)
Retained earnings	14,666,429

Total shareholders’ equity	14,606,391

Total liabilities and shareholders’ equity	$25,495,338

The accompanying notes are an integral part of these financial statements

BOASSO AMERICA CORPORATION

STATEMENT OF INCOME

For the Year Ended March 31, 2007

		%
Revenues	$70,377,870	100.0

Direct cost of revenues	47,080,095	66.9

Gross profit	23,297,775	33.1

General and administrative expenses	17,769,605	25.2
Gain on disposal of assets	67,803	0.1

Operating profit	5,595,973	8.0

Other income (expense)
Interest expense	(142,565)	(0.2)

Total other (expense)	(142,565)	(0.2)

Income before taxes	5,453,408	7.7

Income tax expense	2,034,639	2.9

Net income	$3,418,769	4.9

PER SHARE DATA:
Net income per common share	$3,525

Basic and diluted
Weighted average number of shares
Basic and diluted	970

The accompanying notes are an integral part of these financial statements

BOASSO AMERICA CORPORATION

STATEMENT OF CASH FLOWS

For the Year Ended March 31, 2007

Cash flows from operating activities:
Net income	$3,418,769
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	1,180,704
Bad debt expense	7,437
Gain on the disposal of assets	(67,808)
Deferred income taxes	396,785
Cash value of life insurance	(11,449)
(Increase) decrease in operating assets:
Accounts receivable	(65,414)
Other receivables	(628,361)
Inventory	18,295
Prepaid expenses	(347,260)
Prepaid income taxes	(1,407,835)
Other noncurrent assets	84,289
Increase (decrease) in operating liabilities:
Accounts payable	(526,248)
Accrued expenses	1,391,156
Income taxes payable	(42,744)
Deferred compensation	(8,365)

Net cash provided by operating activities	3,391,951

Cash flows from investing activities:
Purchase of property and equipment	(1,321,637)
Proceeds from disposal of assets	117,500

Net cash used by investing activities	(1,204,137)

Cash flows from financing activities:
Increase in due to shareholders, net	1,194
Borrowings under line of credit	10,823,007
Repayments of line of credit	(11,350,586)
Borrowings under short-term notes	14,405
Repayments of short-term notes	(250,000)
Repayments of long-term debt	(1,018,205)
Repayments under capital lease obligations	(69,712)

Net cash used by financing activities	(1,849,897)

Net increase (decrease) in cash	337,917
Cash and cash equivalents at beginning of year	56,945

Cash and cash equivalents at end of year	$394,862

The accompanying notes are an integral part of these financial statements

BOASSO AMERICA CORPORATION

STATEMENT OF SHAREHOLDERS’ EQUITY

For the Year Ended March 31, 2007

	Common Stock	Treasury Stock	Retained Earnings	Total Shareholders’ Equity
Balance March 31, 2006	$30,835	$(90,873)	$11,247,660	$11,187,622

Net income	—	—	3,418,769	3,418,769

Balance March 31, 2007	$30,835	$(90,873)	$14,666,429	$14,606,391

The accompanying notes are an integral part of these financial statements

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

1)	Nature of the business

Boasso America Corporation (the Company), a Louisiana based corporation operates a full service container terminal. The Company’s principal lines of business are providing container repair, storage, handling, sales, cleaning and drayage service. Drayage service accounts for approximately 50% of revenues. The Company has operations in New Orleans, Detroit, Charleston, Houston, Chicago and Jacksonville.

2)	Summary of significant accounting policies

The significant accounting policies followed by the Company are summarized as follows:

a)	Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

b)	Accounts receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. The Company’s estimate for the allowance for doubtful accounts is based on a review of the current status of accounts receivable. Accounts receivable is presented net of an allowance for doubtful accounts of $203,730 for the year ended March 31, 2007.

c)	Inventories

Inventories are stated at the lower of cost or market. Cost for merchandise inventory has been determined using specific identification, and cost for parts inventory has been determined on the first-in, first-out basis. Market is based upon net realizable value.

d)	Property and equipment and impairment on long-lived assets

Property and equipment expenditures, including tractor and trailer rebuilds that extend the useful lives of such equipment, are capitalized and recorded at cost. For financial statement purposes, these assets are depreciated using the straight-line method over the estimated useful lives of the assets.

The depreciation methods used by the Company are as follows:

Building and improvements	Straight-line method	3-15 years
Machinery and equipment	Straight-line method	5-10 years
Furniture and fixtures	Straight-line method	5-7 years
Autos and trucks	Straight-line method	3-10 years

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

2)	Summary of significant accounting policies (continued)

d)	Property and equipment and impairment on long-lived assets (continued)

Tractor and equipment rebuilds, which are recurring in nature and extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally 3 to 10 years, based on the type and extent of these rebuilds. Maintenance and repairs are charged directly to expense as incurred. Management estimates the useful lives of these assets based on historical trends and the age of the assets when placed in service, and any changes in the actual lives could result in material changes in the periodic depreciation and resulting net book value of these assets.

Furthermore, the Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in the business climate indicate that the expected undiscounted future cash flows from the related category of assets may be less than previously anticipated. If the net book value of the related category of assets exceeds the undiscounted future cash flows of the category of assets, or if the Company believes certain assets’ future utilization are impaired, the carrying amount would be reduced to the fair value and an impairment loss would be recognized. This analysis requires the Company to make significant estimates and assumptions in projecting future cash flows, and changes in facts and circumstances could result in material changes in the amount of any impairment losses.

Maintenance and repairs are charged to operating expense when incurred. Major improvements that extend the lives of the assets are capitalized. The Company assesses whether there has been an impairment of long-lived assets and definite lived intangibles in accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment and Disposal of Long-Lived Assets.” If the carrying value of an asset, including associated intangibles, exceeds the sum of estimated undiscounted future cash flows, then an impairment loss is recognized for the difference between estimated fair value and carrying value. When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in operating expenses.

e)	Revenue recognition

Revenue includes drayage services, fuel surcharges, repair services, cleaning, storage of containers, leasing of containers and other miscellaneous work. Drayage and fuel surcharges are recognized as revenue when the freight is delivered. Wash revenues are recognized when the wash is completed. Storage revenue is recognized in the period the Company holds the container. The Company recognizes all revenues on a gross basis.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

2)	Summary of significant accounting policies (continued)

The components of Revenue are as follows at March 31:

2007
Drayage revenue	$35,064,634
Fuel surcharge revenue	5,527,555
Repair services revenue	7,206,967
Storage and handling revenue	7,791,017
Cleaning revenue	7,163,354
Other revenue	7,624,343

$70,377,870

f)	Income taxes

The Company uses the liability method of accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

Deferred tax assets and liabilities represent the future tax return consequences of those transactions, which will either be taxable or deductible when the assets and liabilities are recovered or settled. If, on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax assets will not be realized, the assets must be reduced by a valuation allowance.

g)	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

h)	Fair value of financial instruments

The Company’s financial instruments are cash and cash equivalents, receivables, payables and long-term debt. The recorded values of cash and cash equivalents, receivables and payables approximate their fair values based on their short-term nature. The recorded values of long-term debt approximate their fair values, as interest approximates market rates.

i)	New accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”) which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 provides guidance on recognition,

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

2)	Summary of significant accounting policies (continued)

i)	New accounting pronouncements

measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is in the process of analyzing the April 2007 adoption of FIN 48 in order to determine its effects, if any, on its financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective for the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of the provisions of SFAS 157 on its financial position, results of operations or cash flows.

3)	Property and equipment

Property and equipment consist of the following:

2007
Cost
Building and improvements	$1,244,587
Machinery and equipment	8,637,658
Furniture and fixtures	171,434
Autos and trucks	2,897,976

Total cost	12,951,655
Less accumulated depreciation	6,981,390

Property and equipment	$5,970,265

Depreciation expense was $1,180,704 for the year ended March 31, 2007.

4)	Inventory

Inventory consists of the following:

2007
Container boxes and tanks	$427,464
Parts	839,111
Supplies	13,444

$1,280,019

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

5)	Accrued expenses

Accrued expenses include the following at March 31:

2007
Accrued payroll	$1,391,300
Due to drivers	746,357
Driver escrow	242,248
Contingent liability for litigation	1,100,000
Miscellaneous accrual	538,218

Total accrued expenses	$4,018,123

The Company is involved in several lawsuits arising in the ordinary course of business. The Company has accrued a contingent liability of approximately $1,100,000 in regards to the expected outcome of two outstanding lawsuits. The liability is included in accrued expenses on the financial statements and the loss is reported in “General and administrative expenses”.

6)	Short-term notes

2007
Due on demand loans to family members of the majority shareholder. On a monthly basis, the Company is paying interest only, at an interest rate of 9%. Interest expense was approximately $14,700 for the year ended March 31, 2007.	$175,801

Total short-term notes	$175,801

7)	Line of credit

The Company has a $3,000,000 revolving line of credit with a bank for its working capital needs. The interest rate on the line is equal to the bank’s prime rate or the LIBOR rate (as defined in the Loan Agreement). The interest rate was 7.57% at March 31, 2007. The line expires September 30, 2007. Collateral for the line of credit, as well as the bank term loans described in Note 8, includes a first lien and a security interest in the following: all present and future accounts and notes receivable, leasehold improvements, equipment, inventory, intangibles and personal property, funds on deposit at the bank, a $3,000,000 life insurance policy on the majority shareholder, the continuing guarantee of the company and a personal guarantee by the majority shareholder. The line also secures an irrevocable letter of credit totaling approximately $267,000 for its commitment under its workers compensation program.

The agreement underlying all debt to the bank includes various covenants, which provide among other things, for the maintenance of a minimum debt to equity ratio, current ratio, minimum net worth level, and places certain restrictions on payment of dividends and other expenditures. As of March 31, 2007, the Company was in compliance with such financial covenants.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

8)	Long-term debt

2007
Two notes payable to a bank that are collateralized by transportation equipment. Monthly payments are approximately $38,000, including interest at rates ranging from 7.27% to 7.47%. The notes mature at dates ranging from August 2011 to October 2011.	$1,747,884

Note payable to an individual in monthly installments of $1,103 and includes interest at 8%. The note matures January 2010.	21,536

Long-term debt	1,769,420
Less current portion	347,100

Long-term debt, less current portion	$1,422,320

Maturities of long-term debt are as follows:

Years Ending March 31,	Amount
2008	$347,100
2009	377,600
2010	393,900
2011	422,700
2012	228,120

$1,769,420

9)	Capital lease obligations

The Company leases certain equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheet as property and equipment and was $666,000 at March 31, 2007. Accumulated amortization of the leased equipment at March 31, 2007, was approximately $67,800. Amortization of assets under capital leases is included in depreciation expense.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

9)	Capital lease obligations (continued)

Future minimum payments under capital leases are as follows:

Years Ending March 31,	Amount
2008	$154,200
2009	154,200
2010	154,200
2011	154,200
2012	51,400

Total future payments	668,200
Less amount representing interest	(71,912)

Present value of future payments	596,288
Less current portion	(130,900)

Non-current portion	$465,388

10)	Operating leases and related party transactions

The Company has a lease through March 2014 for its Detroit facility with B.W.R. Realty, LLC, a related entity controlled by the majority shareholder. Monthly lease payments are $6,500 a month and the Company paid $78,000 for the year ended March 31, 2007.

The Company has a lease through June 2008 for its Houston facility with W.J.B. Realty, LLC, a related entity controlled by the majority shareholder. Monthly lease payments are $55,000 a month and the Company paid $660,000 for the year ended March 31, 2007.

The Company had a lease for property in Houston through June 2010 with W.S.R. Realty, LLC, a related entity owned by three shareholders. Monthly lease payments were $10,250 per month and the Company paid $123,000 for the year ended March 31, 2007. This lease was terminated in March 2007.

The Company had a one-year lease with an unrelated entity in Mobile, Alabama until August 2007 that was terminated in May 2007.

The Company is leasing 65 chassis from several related entities, which are owned by shareholders and employees. Monthly lease payments for each of the 65 chassis are approximately $180 a month through April 2011. The Company paid approximately $142,000 for the year ended March 31, 2007.

The Company is leasing 58 chassis through July 2014 from several related entities, which are owned by shareholders and employees. Monthly lease payments for the 58 chassis range from approximately $350 to $400 per month through July 2009 and approximately $180 a month from August 2009 through July 2014. The Company paid approximately $272,000 for the year ended March 31, 2007.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

10)	Operating leases and related party transactions (continued)

Future aggregate minimum lease payments under non-cancelable operating leases having a remaining term in excess of one year as of March 31, 2007 are as follows:

Years Ending March 31,	Amount
2008	$2,389,000
2009	1,887,000
2010	1,612,000
2011	903,000
2012	612,000
Subsequent years	969,000

The Company also leases various equipment on an annual, month-to-month and daily basis. Total rent expense for the year March 31, 2007 was approximately $4,218,000.

The Company is currently subletting various properties that produced revenue of $156,000,for the year ended March 31, 2007. Future minimum rents receivable under these leases in excess of one year as of March 31, 2007 are as follows:

Years Ending March 31,	Amount
2008	$104,500
2009	102,000
2010	51,000

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

11)	Income taxes

Components of income tax expense (benefit) are as follows:

2007
Income Taxes

Current taxes:
Federal	$1,393,528
State	244,326

$1,637,854

Deferred taxes:
Federal	$337,268
State	59,517

$396,785

Provision for income taxes	$2,034,639

The net deferred tax assets and (liabilities) consists of the following at March 31:

2007
Deferred tax assets:
Self-insurance reserves	$81,680
Allowance for doubtful accounts	81,493
Other accruals	21,788

184,961

Deferred tax liabilities:
Property and equipment basis differences	(845,136)

(845,136)

Net deferred tax liability	$(660,175)

Current deferred tax asset	$178,241
Long-term deferred tax liability	(838,416)

Net deferred tax liability	$(660,175)

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

12)	Statements of cash flows supplementary disclosures

Cash paid for interest expense and income taxes was as follows:

2007
Interest expense	$142,400

Income taxes	$3,119,200

Non-cash investing and financing transactions:
Non-cash purchase or lease of transportation equipment	$2,571,000

13)	Employee benefit plans

The Company maintains a 401(k) plan for the benefit of all eligible employees, whereby the employees may elect to defer compensation pursuant to a salary reduction agreement. The Company must match 50% of the first 4% of base compensation deferred by employees. The Company contributed approximately $97,000 to the plan for the year ended March 31, 2007.

14)	Commitments and Contingencies

As of March 31, 2007, the Company is contingently liable as a guarantor with respect to approximately $3,770,000 of indebtedness of B.W.R. Realty, LLC and W.J.B. Realty, LLC, two related entities that are controlled by the majority shareholder. No material loss is anticipated by reason of such guarantee.

As of March 31, 2007, the Company is contingently liable as a guarantor with respect to approximately $250,000 of indebtedness of Brittany Place, Inc., a related entity that is owned by the majority shareholder and a family member of the majority shareholder. No material loss is anticipated by reason of such guarantee.

As of March 31, 2007, the Company is contingently liable as a guarantor with respect to approximately $350,000, of indebtedness of Nine Lives Properties LLC, a related entity that is owned by three shareholders and a family member of the majority shareholder. No material loss is anticipated by reason of such guarantee.

15)	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade accounts receivable. The Company at times has cash on deposit at financial institutions that may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At March 31, 2007, the Company had approximately $485,000 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts. The Company has no policy requiring collateral or other security to support its deposits.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

15)	Concentrations of credit risk (continued)

The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company has no policy requiring collateral or other security to support its accounts receivable.

Revenue from one customer, who accounted for more than 10% of the Company’s revenue, accounted for approximately 19% of total revenue for the year ending March 31, 2007.

As of March 31, 2007, the Company had two customers, each of who accounted for more than 10% of the Company’s trade receivables, comprised approximately 24% of total accounts receivable.

16)	Self-insurance

The Company provides medical benefits under a limited self-insurance plan. Claims in excess of certain amounts are covered under a specific and aggregate stop loss policy. The limits under the stop loss policy were $75,000 per individual. The annual aggregate for the policy year ending in February 2007 was approximately $1,900,000. Based on estimates provided by the plan administrators a monthly payment is made by the Company to buy the excess insurance coverage and to provide funds to the trust accounts to pay claims. The balance in accrued health claims as of March 31, 2007 was approximately $204,000.

The Company participates in a limited self-insurance worker’s compensation plan. Aggregate claims in excess of $500,000 are covered under the plan. The balance in accrued worker’s compensation claims as of March 31, 2007 was approximately $151,000.

17)	Related party transactions

The due to shareholders balance of $13,921 for 2007 represents various advances made to the Company by two of its shareholders. The Company currently has no repayment plan for the advances. Various principal payments were made on the note to the majority shareholder during the year. The interest rate on these loans is 9%.

Included in other receivables as of March 31, 2007 is approximately $25,000 due from an entity owned by a family member of the majority shareholder. There is no formal repayment plan.

Included in other receivables as of March 31, 2007 is approximately $532,000 in advances made by the Company to the majority shareholder. There is no formal repayment plan.

Included in other receivables as of March 31, 2007 is approximately $112,000 due from an entity that the majority shareholder has an ownership interest in. The Company currently has no repayment plan for the receivable.

BOASSO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Year Ended March 31, 2007

18)	Deferred compensation

2007
The Company has a deferred compensation agreement with a former shareholder/employee of the Company. The terms of the agreement require that benefits be paid on a monthly basis through November 2009. In the case of the death of the employee, a named beneficiary will receive payment.	$25,858

Less current portion	9,060

Deferred compensation, net of current portion	$16,798

19)	Bonus Plan

The Company has a bonus plan that is updated every year that covers management and employees sharing in a percentage of profits before year-end adjustments. . The accrued bonus as of March 31, 2007 was approximately $1,080,000.

20)	Intangible Asset

The Company has a patent that was approved in May 2007 that will be amortized over a life of 20 years beginning with the effective date of the patent. As of March 31, 2007, the amount of patent costs capitalized during the year was $70,819.

The patent costs will be amortized to expense as follows:

Years Ending March 31,	Amount
2008	$3,541
2009	3,541
2010	3,541
2011	3,541
2012 and thereafter	55,655

21)	Capital stock

Authorized Common Stock

In accordance with the Company’s Articles of Incorporation dated April 28, 1989, the Corporation is authorized to issue 1,000 shares of no par value common stock.

Treasury Stock

As of March 31, 2007, the Company had 30 treasury shares carried at a cost of $90,873. These shares were acquired pursuant to a redemption of a minority shareholder.

22)	Letter of intent

On March 1, 2007, the Company’s majority shareholder executed a Letter of Intent to explore the possibility of selling the ownership in the Company’s stock.